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                                                                   Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Stonepath Group, Inc.:

We consent to the use of our report dated February 28, 2001, with respect to the consolidated balance sheets of Stonepath Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2000, incorporated by reference herein, which report appears in the December 31, 2000 annual report on Form 10-K of Stonepath Group, Inc.


/s/  KPMG LLP
-------------------------------------
KPMG LLP

San Francisco, CA
December 10, 2001